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Exhibit 4(i)

MAGELLAN HEALTH SERVICES, INC.

6.50% Series A Junior Subordinated Convertible Debentures due 2009

FORM OF INDENTURE

Dated as of                        ,

as Trustee

EXHIBITS

Exhibit A — Form of Series A Junior Debentures

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
Section 310(a)(1)	Section 7.10
Section 310(a)(2)	Section 7.10
Section 310(a)(3)	N.A.
Section 310(a)(4)	N.A.
Section 310(b)	Sections 7.08; 7.10
Section 310(c)	N.A.
Section 311(a)	Section 7.11
Section 311(b)	Section 7.11
Section 311(c)	N.A.
Section 312(a)	Section 2.05
Section 312(b)	Section 11.03
Section 312(c)	Section 11.03
Section 313(a)	Section 7.06
Section 313(b)(1)	N.A.
Section 313(b)(2)	Section 7.06
Section 313(c)	Section 11.02
Section 313(d)	Section 7.06
Section 314(a)	Sections 4.02; 4.09
Section 314(b)	N.A.
Section 314(c)(1)	Section 11.04
Section 314(c)(2)	Section 11.04
Section 314(c)(3)	N.A.
Section 314(d)	N.A.
Section 314(e)	Section 11.05
Section 314(f)	N.A.
Section 315(a)	Section 7.01
Section 315(b)	Sections 7.05; 11.02
Section 315(c)	Section 7.01
Section 315(d)	Section 7.01
Section 315(e)	Section 6.11
Section 316(a)(last sentence)	Section 11.06
Section 316(a)(1)(A)	Section 6.05
Section 316(a)(1)(B)	Section 6.04
Section 316(a)(2)	N.A.
Section 316(b)	Section 6.07
Section 317(a)(1)	Section 6.08
Section 317(a)(2)	Section 6.09
Section 317(b)	Section 2.04
Section 318(a)	Section 11.01

N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

        INDENTURE dated as of                        ,             , between MAGELLAN HEALTH SERVICES, INC., a Delaware corporation (the "Company"), and                        , as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 6.50 Series A Junior Subordinated Convertible Debentures due 2009 issued on the date hereof (the "Series A Junior Debentures"). Except as otherwise provided herein, the Series A Junior Debentures will be limited to $80,063,000 in aggregate principal amount outstanding, plus the amount of any "Arrearages" (as defined below).

Article 1
Definitions and Incorporation by Reference

        Section 1.01    Definitions.

        "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date of the Investment Agreement. The term "Affiliated" has a correlative meaning. Notwithstanding the foregoing, for all purposes hereof, the Investor, and each Person controlled by, controlling or under common control with the Investor (each, a "TPG Person"), shall not be deemed an "Affiliate" of any Designated Purchaser Person (as defined below), and no Designated Purchaser, and no Person controlled by, controlling or under common control with such Designated Purchaser (each, a "Designated Purchaser Person"), shall be deemed an "Affiliate" of any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

        "Approval Date" means the date, if any, on which the Company obtains the Series A Shareholder Approval.

        "Arrearage" has the meaning set forth in Section 2.11.

        "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement (and any substitutes, refundings, refinancings and replacements thereof, in whole or in part) and all related documentation, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

        "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date of the Investment Agreement, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings. Notwithstanding the foregoing, for all purposes hereof, no TPG Person shall be deemed to Beneficially Own any securities that are held by any Designated Purchaser Person, and no Designated Purchaser Person shall be deemed to Beneficially Own any securities that are held by any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Bylaws" means the Bylaws of the Company, as amended from time to time.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including, without limitation, common and preferred stock), excluding warrants, options or similar instruments or other rights to acquire Capital Stock.

        "Cash" means money or currency or a credit balance in a deposit account. Notwithstanding anything to the contrary set forth in this Indenture, all payments with respect to the Series A Junior Debentures that are required to be made in cash shall be made in coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended from time to time.

        "Change of Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 under the Exchange Act as in effect on February 12, 1998) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Company, other than any Person or Group that owned at least 5% of such Equity Securities on the Closing Date (as such term is defined in the Credit Agreement as in effect on July 19, 1999); (b) a majority of the seats (other than vacant seats) on the Board of Directors of the Company shall at any time be occupied by persons who were neither (i) nominated by the Board of Directors nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to the Company shall occur under and as defined in any indenture or agreement in respect of Indebtedness for borrowed money in excess of the aggregate principal amount of $10,000,000 to which any Borrower (as such term is defined in the Credit Agreement as in effect on July 19, 1999) or any Guarantor (as such term is defined in the Credit Agreement as in effect on July 19, 1999) is a party, other than the Existing Parent Borrower Notes Indenture (as such term is defined in the Credit Agreement as in effect on July 19, 1999) in connection with a Permitted CBHS Sale (as such term is defined in the Credit Agreement as in effect on July 19, 1999); or (d) a "Change in Control" or "Change of Control" (or similar event) shall have occurred under the Credit Agreement or the Senior Subordinated Notes, unless, in the case of a "Change of Control" under the Senior Subordinated Notes Indenture, the aggregate principal amount outstanding under the Senior Subordinated Notes is less than $10,000,000. Notwithstanding the foregoing, no event described above shall constitute a "Change of Control" if such event resulted directly from any action taken by the Investor or any of its Affiliates.

        "Closing Price" with respect to a share of Common Stock on any day means, subject to Section 3.03(f) if applicable, the last reported sale price on that day or, in the case no such reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities listed on the NYSE or, if the shares of Common Stock are not listed on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed, or if the shares of Common Stock are not listed on the NYSE and not listed on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors in good faith making a market in the shares of Common Stock. If the shares of Common Stock are not publicly held or so listed, quoted or publicly traded, the "Closing Price" means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the share of Common Stock, par value $0.25 per share, of the Company that exists on the date of this Indenture or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed.

        "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor under the Series A Junior Debentures.

        "Conversion Price" means $9.375, as adjusted from time to time pursuant to Section 3.03 hereof.

        "Conversion Shares" means any shares of Common Stock converted from Series A Preferred Stock and Series A Junior Debentures together with any shares of Common Stock converted from Series B Preferred Stock or Series B Junior Debentures pursuant to the Investment Agreement.

        "Credit Agreement" means the Credit Agreement, dated as of February 12, 1998, among the Company, the banks and other financial institutions named therein, and The Chase Manhattan Bank, as Administrative Agent, together with all other documents entered into pursuant to or in connection with the Credit Agreement, in each case, as the same may be amended, restated, supplemented, extended, renewed or increased from time to time, replaced, substituted, refunded or refinanced or otherwise modified from time to time, in whole or in part, any and successive replacements, substitutions, refundings or refinancings.

        "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default.

        "Designated Purchaser" means a Person or Persons not affiliated with the Investor to whom the Investor has assigned its rights with respect to the purchase of up to 49% of the Senior Preferred Stock purchased by the Investor under the Investment Agreement.

        "Designated Purchaser Person" has the meaning set forth in the definition of "Affiliate."

        "Equity Securities" of any Person, means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

        "Event of Default" has the meaning set forth in Section 6.01 hereof.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

        "45-Trading Day Average Price" means the average of the Closing Prices per share of Common Stock for the Trading Days in any period of 45 consecutive Trading Days (a "45-Trading Day Reference Period"); provided, however, that in the event that an adjustment to the Conversion Price takes effect pursuant to Section 3.03 during the period used to compute such average, the Closing Prices used to compute such average for all Trading Days ended prior to the time such adjustment takes effect shall be similarly adjusted.

        "45-Trading Day Reference Period" has the meaning set forth in the definition of "45-Trading Day Average Price."

        "Governmental Entity" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

        "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

        "Guarantee" means any direct or indirect obligation, contingent or otherwise, to guarantee (or having the economic effect of guaranteeing) Indebtedness in any manner, including, without limitation, any monetary obligation to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise).

        "Holder" or "Debentureholder" means the Person in whose name a Series A Junior Debenture is registered on the Registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for money borrowed, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable and accrued obligations incurred in the ordinary course of business and (y) deferred earn-out and other performance-based payment obligations incurred in connection with any Permitted Acquisition (as such term is defined in the Credit Agreement as in effect on July 19, 1999) or any similar transactions consummated prior to February 12, 1998), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all capital lease obligations of such Person, (ix) all obligations (determined on the basis of actual, not notional, obligations) of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (x) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances issued in support of obligations that constitute Indebtedness under any other clause of this definition (unless such obligations are fully cash collateralized), provided that all obligations in respect of letters of credit shall be deemed Indebtedness to the extent drawings thereunder are unreimbursed (after any applicable grace period) regardless of the purpose for which such letter of credit was issued. The Indebtedness of any Person shall include the recourse Indebtedness of any partnership in which such Person is a general partner. Notwithstanding the foregoing, no portion of Indebtedness that becomes the subject of a defeasance (whether a legal defeasance or a "covenant" or "in substance" defeasance) shall, at any time that such defeasance remains in effect, be treated as Indebtedness for purposes hereof.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Investment Agreement" mean that certain Investment Agreement, dated as of July 19, 1999, between the Company and the Investor, as amended and restated on December 14, 1999, and as further amended to the date hereof.

        "Investor" means TPG Magellan LLC, a Delaware limited liability company.

        "Investor Group" means, collectively, the Investor, the Designated Purchasers, if any, and the respective Affiliates of such Persons.

        "Investor Nominee" means a person designated for election to the Board of Directors by the Investor pursuant to the Investment Agreement.

        "Issue Date" means the date on which the Series A Junior Debentures are originally issued.

        "Junior Subordinated Indebtedness" means the Series A Junior Debentures and the Series B Junior Debentures and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Series A Junior Debentures and the Series B Junior

Debentures and is not subordinated by its terms to any Indebtedness or other obligations of the Company other than Senior Indebtedness or Senior Subordinated Indebtedness.

        "Law" means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Entity.

        "Lien" means any mortgage, pledge, lien, security interest, claim, charge, voting agreement, conditional sale agreement, title retention agreement, restriction, option or encumbrance of any kind, character or description whatsoever.

        "Make-Whole Payment" has the meaning set forth in the Certificate of Designations with respect to the Series B Preferred Stock.

        "NYSE" means the New York Stock Exchange, Inc.

        "NYSE rules" means the rules and regulations promulgated by the NYSE.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "180-Day Average Price" means the average of the Closing Prices per share of Common Stock for the Trading Days in any period of 180 consecutive calendar days (a "180-Day Reference Period"); provided, however, that in the event that an adjustment to the Conversion Price takes effect pursuant to Section 3.03 during the period used to compute such average, the Closing Prices used to compute such average for all Trading Days ended prior to the time such adjustment takes effect shall be similarly adjusted.

        "180-Day Reference Period" has the meaning set forth in the definition of "180-Day Average Price."

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Option" has the meaning set forth in the definition of Series A Shareholder Approval.

        "Organic Change" means, with respect to the Company, any transaction (including without limitation any recapitalization, capital reorganization or reclassification of any class of Capital Stock, any consolidation or amalgamation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company), any sale or transfer or lease of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which any class of Capital Stock of the Company is converted into the right to receive other securities, cash or other property.

        "Person" means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

        "principal" of the Series A Junior Debentures means the principal of the Series A Junior Debentures plus the premium, if any, payable on the Series A Junior Debentures that is due or overdue at the relevant time.

        "Reference Period" means a 45-Trading Day Reference Period or a 180-Day Reference Period, as the case may be.

        "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of July 19, 1999, between the Company and the Investor, as amended by Amendment No. 1 to

Registration Rights Agreement, dated as of December 15, 1999, and as further amended to the date hereof.

        "Regulatory Approvals" means any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearances from, or filings or registration with, Governmental Entities.

        "Representative" means the trustee, agent or representative, if any, for an issue of Senior Indebtedness.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness secured by a Lien.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

        "Senior Indebtedness" means the principal of and premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in this Indenture, is deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any Default or Event of Default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts (including, but not limited to, fees, expenses, reimbursement obligations in respect of letters of credit and indemnities) due or payable from time to time on or in connection with any Indebtedness of the Company whether outstanding on the Issue Date or thereafter incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Series A Junior Debentures. Without limiting the foregoing, Senior Indebtedness shall include the Senior Subordinated Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (b) any Indebtedness incurred after the Issue Date that is contractually subordinated in right of payment to any Senior Indebtedness, (c) amounts owed (except to banks and other financial institutions) for goods, materials or services purchased in the ordinary course of business or for compensation to employees, (d) any liability for federal, state, local or other taxes owed or owing by the Company, or (e) any obligations with respect to any Capital Stock.

        "Senior Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock, collectively.

        "Senior Subordinated Indebtedness" means the Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Senior Subordinated Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

        "Senior Subordinated Notes" means the Company's 9% Series A Senior Subordinated Notes due 2008, which were issued pursuant to the Senior Subordinated Notes Indenture.

        "Senior Subordinated Notes Indenture" means that certain indenture entered into between the Company and Marine Midland Bank, as Trustee, dated as of February 12, 1998, as the same may be amended, restated, supplemented, extended, renewed or increased from time to time, replaced, substituted, refunded or refinanced or otherwise modified from time to time, in whole or in part, and any successive replacements, substitutions, refundings or refinancings.

        "Series A Junior Debentures" has the meaning set forth in the recitals of this Indenture.

        "Series A Preferred Stock" means the Company's Series A Cumulative Convertible Preferred Stock, which was issued pursuant to that certain Certificate of Designations of Series A Cumulative Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware in connection with the issuance of the Series A Preferred Stock, as amended or supplemented from time to time.

        "Series A Shareholder Approval" means the approval by the stockholders of the Company, in accordance with the General Corporation Law of the State of Delaware and in accordance with and in satisfaction of Paragraph 312.00 of the NYSE's Listed Company Manual and the related NYSE Rules and interpretations, of (i) the issuance of Common Stock in respect of accrued and unpaid interest obligations on the Series A Junior Debentures, (ii) the issuance of shares of Series A Preferred Stock upon the exercise of that certain option to purchase 21,000 shares of Series A Preferred Stock, which option was established pursuant to Section 2.02 of the Investment Agreement (the "Option"), and (iii) the issuance of Common Stock upon the conversion or exchange of the shares of Series A Preferred Stock issued upon the exercise of the Option, in each case in accordance with the terms hereof and the Investment Agreement.

        "Series B Certificate of Designations" means that certain Certificate of Designations of Series B Cumulative Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware in connection with the issuance of the Series B Preferred Stock, as amended or supplemented from time-to-time.

        "Series B Indenture" means that certain indenture governing the Series B Junior Debentures, as amended or supplemented from time to time.

        "Series B Junior Debentures" means the Company's    % Series B Junior Subordinated Convertible Debentures due 2009, which are issuable pursuant to the Series B Indenture.

        "Series B Preferred Stock" means the Company's Series B Cumulative Convertible Preferred Stock, which was issued pursuant to the Series B Certificate of Designations.

        "Stated Maturity" means, with respect to any Indebtedness, the date or dates specified in such Indebtedness as the fixed date or dates on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, it being understood that if an issue of Indebtedness has more than one fixed date on which the payment of principal is due and payable, each such fixed date shall be a separate Stated Maturity with respect to the principal amount of Indebtedness due on such date.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred, assumed or Guaranteed) that is subordinate or junior in right of payment to the Junior Subordinated Indebtedness pursuant to a written agreement.

        "Subsidiary" means as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries; provided, however, that no Joint Venture (as such term is defined in the Investment Agreement) shall be considered (i) a "Subsidiary" of the Company or (ii) a "Subsidiary" of any Subsidiary of the Company.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

        "TPG Person" has the meaning set forth in the definition of "Affiliate."

        "Trading Day" means any day on which the NYSE is open for trading, or if the shares of Common Stock are not quoted on the NYSE, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Two-Week Average Price" means the average of the Closing Prices per share of Common Stock for the Trading Days in the two-calendar week period ending on the last day of a Reference Period; provided, however, that in the event that an adjustment to the Conversion Price takes effect pursuant to Section 3.03 during the period used to compute such average, the Closing Prices used to compute such average for all Trading Days ended prior to the time such adjustment takes effect shall be similarly adjusted.

        "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Wholly-owned Subsidiary" of any Person means any Subsidiary of such Person of which 95% or more of the outstanding Equity Securities of such Subsidiary are owned by such Person (either directly or indirectly through Wholly-owned Subsidiaries).

        Section 1.02    Other Definitions.

Term	Defined in Section
"Acceleration Notice"	Section 6.02
"Bankruptcy Law"	Section 6.01
"Blockage Notice"	Section 10.03
"Change of Control Notice"	Section 4.04(b)
"Change of Control Price"	Section 4.04(a)
"Change of Control Redemption Date"	Section 4.04(b)
"covenant defeasance option"	Section 8.01(b)
"Custodian"	Section 6.01
"Exchange Date"	Section 3.01(d)
"Event of Default"	Section 6.01
"legal defeasance option"	Section 8.01(b)
"Legal Holiday"	Section 11.12
"Majority Director"	Section 5.01(d)
"New Securities"	Section 3.04(b)
"Notice of Exchange"	Section 3.01(d)
"Offer Time"	Section 3.03(e)
"pay the Series A Junior Debentures"	Section 10.03
"Paying Agent"	Section 2.03
"Payment Blockage Period"	Section 10.03
"protected purchaser"	Section 2.08
"registered Holders"	Section 2.91
"Registrar"	Section 2.03
"Series B Certificate of Designations"	Section 4.06
"Trigger Event"	Section 3.03(d)

        Section 1.03    Incorporation by Reference of Trust Indenture Act.    This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Series A Junior Debentures.

        "indenture security holder" means a Holder or Debentureholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        Section 1.04    Rules of Construction.    Unless the context otherwise requires:

  (1)
  a term has the meaning assigned to it;

  (2)
  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

  (3)
  "or" is not exclusive;

  (4)
  "including" means including without limitation;

  (5)
  words in the singular include the plural and words in the plural include the singular;

  (6)
  unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

  (7)
  the principal amount of any non-interest bearing or other discount securities at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

  (8)
  the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock plus any premium thereon or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock plus any premium thereon, whichever is greater.

Article 2
The Series A Junior Debentures

        Section 2.01    Form and Dating.    The Series A Junior Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series A Junior Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement shall be in a form acceptable to the Company). Each Series A Junior Debenture shall be dated the date of its authentication.

        Section 2.02    Execution and Authentication.    One or more Officers shall sign the Series A Junior Debentures for the Company by manual or facsimile signature.

        If an Officer whose signature is on the Series A Junior Debentures no longer holds that office at the time the Trustee authenticates the Series A Junior Debentures, the Series A Junior Debentures shall be valid nevertheless.

        The Series A Junior Debentures shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Series A Junior Debentures. The signature shall be conclusive evidence that the Series A Junior Debentures have been authenticated and issued under this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Series A Junior Debentures. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Series A Junior Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        Section 2.03    Registrar and Paying Agent.    The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where the Series A Junior Debentures may be presented for registration of transfer or for exchange (the "Registrar") and an office for the service of notices and demands to or upon the Company in respect of the Series A Junior Debentures and this Indenture (the "Paying Agent"). The Registrar shall keep a register of the Series A Junior Debentures and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Series A Junior Debentures.

        The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly-owned Subsidiaries may act as Paying Agent or Registrar.

        The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

        Section 2.04    Paying Agent To Hold Money in Trust.    Prior to 11:00 a.m. on each due date of the principal and interest on the Series A Junior Debentures, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum, in immediately available funds, sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Series A Junior Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Series A Junior Debentures and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Series A Junior Debentures.

        Section 2.05    Series A Junior Debentureholder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Series A Junior Debentureholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Series A Junior Debentureholders.

        Section 2.06    Legends; Transfers and Exchanges; Etc.    (a) Each Series A Junior Debenture shall bear a legend (the "Private Placement Legend") substantially as set forth below:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

          (b)  The Private Placement Legend shall be removed from a Series A Junior Debenture if such Series A Junior Debenture is sold pursuant to an effective registration statement under the Securities Act or there is delivered by the Company to the Trustee such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be requested by the Trustee, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such shares will not violate the registration and prospectus delivery requirements of the Securities Act. Upon the transfer, exchange or replacement of Series A Junior Debentures not bearing the Private Placement Legend, the Registrar shall deliver Series A Junior Debentures that do not bear the Private Placement Legend.

        Section 2.07    Transfer and Exchange.    The Series A Junior Debentures shall be issued in registered form and shall be transferable only upon the surrender of the Series A Junior Debentures for registration of transfer. When the Series A Junior Debentures are presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(l) of the Uniform Commercial Code are met. When Series A Junior Debentures are presented to the Registrar with a request to exchange them for an equal aggregate principal amount of Series A Junior Debentures of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Series A Junior Debentures at the Registrar's request. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law. No service charge will be made to a Debentureholder for any registration of transfer or exchange.

        Prior to the due presentation for registration of transfer of any Series A Junior Debentures, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name the Series A Junior Debentures are registered as the absolute owner of such Series A Junior Debentures for the purpose of receiving payment of principal of and interest, if any, on such Series A Junior Debentures and for all other purposes whatsoever, whether or not such Series A Junior Debentures are overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

        All Series A Junior Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Series A Junior Debentures surrendered upon such transfer or exchange.

        Section 2.08    Replacement Debentures.    If mutilated Series A Junior Debentures are surrendered to the Registrar or if a Holder of the Series A Junior Debentures claims that the Series A Junior Debentures have been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate the replacement Series A Junior Debentures if the Holder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Series A Junior Debentures being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee and the Company including, without limitation, the requirements of Section 8-405 of the Uniform Commercial Code. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if the Series A Junior Debentures are replaced. The Company and the Trustee may charge the Holder for their expenses in replacing the Series A Junior Debentures. In the event any such mutilated, lost, destroyed or wrongfully taken Series A Junior Debentures have become or are about to become due and payable, the Company in its discretion may pay such Series A Junior Debentures instead of issuing new Series A Junior Debentures in replacement thereof.

        Every replacement Series A Junior Debenture is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Series A Junior Debentures duly issued hereunder.

        The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Series A Junior Debentures.

        Section 2.09    Outstanding Series A Junior Debentures.    The Series A Junior Debentures outstanding at any time are all Series A Junior Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

        If Series A Junior Debentures are replaced pursuant to Section 2.08, such replaced Series A Junior Debentures will cease to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Series A Junior Debentures are held by a protected purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Series A Junior Debentures (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Series A Junior Debentureholders on that date pursuant to the terms of this Indenture, then on and after that date such Series A Junior Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

        Section 2.10    Cancellation.    The Company at any time may deliver Series A Junior Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Series A Junior Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Series A Junior Debentures surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Series A Junior Debentures to the Company pursuant to written direction by an Officer. The Company may not issue new Series A Junior Debentures to replace Series A Junior Debentures it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Series A Junior Debentures in place of canceled Series A Junior Debentures other than pursuant to the terms of this Indenture.

        Section 2.11    Interest; Maturity.    (a) The outstanding principal amount of the Series A Junior Debentures, which shall include any Arrearage shall bear interest at a rate of 6.50% per annum, payment of which shall be made in cash, or in shares of Common Stock to the extent permitted below. Interest shall be payable quarterly in arrears on the last day of March, June, September and December of each year, or if any such date is not a Business Day, on the Business Day next preceding such day (each such date, an "Interest Payment Date"), to Holders of record (the "registered Holders") as they appear on the list of Series A Junior Debentureholders on the fifteenth day prior to the relevant Interest Payment Date; provided, however, that the Company may elect not to make any payment of interest with respect to the Series A Junior Debentures due hereunder on any Interest Payment Date (other than as required in connection with any repayment of principal, redemption or repurchase of Series A Junior Debentures or any liquidation, dissolution or winding up of the Company), and any amount of interest not paid (each such amount, an "Arrearage") shall be added to the principal amount of the Series A Junior Debentures then issued and outstanding. References in any Article herein to interest that has accrued or that has been deemed to have accrued with respect to the Series A Junior Debentures shall include the amount, if any, of any Arrearage together with any interest accrued on such Arrearage. Additional interest in respect of any Arrearage may be paid at any time, in whole or in part, without reference to any regular Interest Payment Date, to registered Holders as they appear on the register for the Series A Junior Debentures of the Company on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date).

        Interest shall accrue on the Series A Junior Debentures from the Issue Date on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.

          (b)  Notwithstanding Section 2.11(a), (i) any interest payment (such payment, a "Non-Arrearage Payment") made in full on the first Interest Payment Date on which such payment is due (without taking into account the proviso to the second sentence of Section 2.11(a) in determining the Interest Payment Date on which such interest payment is due) and (ii) any payment (such payment an "Arrearage Payment") made at any time prior to the second anniversary of the Closing Date (as defined in the Investment Agreement) in respect of any Arrearage, may be made in the form of shares of Common Stock; provided, that:

            (i)  the Common Stock is then validly listed for trading on the NYSE or other national securities exchange or quoted on a nationally recognized quotation system;

          (ii)  such shares of Common Stock have been duly authorized and when issued in connection with such interest payment, will be validly issued, fully paid and non-assessable;

          (iii)  the issuance of such shares of Common Stock in satisfaction of such interest payment does not: (a) violate any provision of the Certificate of Incorporation or the Bylaws; (b) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any applicable Law or any provision of the Certificate of Incorporation or the Bylaws or any agreement or instrument applicable to the Company or any of its Subsidiaries; (c) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a Default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or give rise to a right to put or to compel a tender offer for outstanding securities of the Company or any of its Subsidiaries under, or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, Regulatory Approval, contract or any other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries is bound (assuming for the purpose of this clause (c) that all conditions precedent to the conversion of the Series A Junior Debentures have been satisfied and that all outstanding Series A Junior Debentures have been converted into Common Stock); (d) result in the creation or imposition of any Lien upon any assets or properties of the Company or any of its Subsidiaries; or (e) violate any Law applicable to the Company or any of its Subsidiaries;

          (iv)  (a) no default or event of default, or event that with notice or the passage of time would constitute a default or event of default, has occurred and is continuing (or will occur as a result of the issuance of shares of Common Stock in satisfaction of such interest payment), under any contract, agreement, indenture, mortgage, note, lease or other instrument evidencing Indebtedness of the Company or any of its Subsidiaries (other than inter-company Indebtedness between the Company and any of its Subsidiaries or between Subsidiaries of the Company), the outstanding principal amount of which is in excess of $10,000,000 and as a result of such default, event of default or event the holders thereof have accelerated or have the right to accelerate (or would have the right to accelerate with notice or the passage of time) the maturity thereof, and (b) the Company has not been notified that a breach of the Investment Agreement or the terms of the Series A Junior Debentures, the Series B Preferred Stock or the Series B Junior Debentures has occurred and is continuing;

          (v)  (a) with respect to any Non-Arrearage Payment, the Trailing Average Value (as defined below) is equal to or greater than the product of (A) 0.40, multiplied by (B) the Conversion Price, and (b) with respect to any Arrearage Payment, the Trailing Average Value (as defined below) is equal to or greater than the product of (A) 0.60, multiplied by (B) the Conversion Price;

          (vi)  (a) with respect to any Non-Arrearage Payment, the average daily trading volume in the Common Stock during the period used to calculate the Trailing Average Value is at least 50% of the average daily trading volume in the Common Stock for the 180-day period ending on July 19, 1999, and (b) with respect to any Arrearage Payment, the average daily trading volume in the Common Stock during the period used to calculate the Trailing Average Value is at least 67% of the average daily trading volume in the Common Stock for the 180-day period ending on July 19, 1999;

        (vii)  the issuance of such shares of Common Stock in satisfaction of such interest payment does not require the approval or affirmative vote of the holders of any class or series of the Company's Equity Securities; and

        (viii)  as of the relevant Interest Payment Date, the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is effective under the Securities Act and is available for use in connection with the offer and sale of such shares of Common Stock by those Holders of Series A Junior Debentures that have such right under the Registration Rights Agreement (it being understood that if a Shelf Suspension (as such term is defined in the Registration Rights Agreement) is in effect, the Shelf Registration Statement shall not be deemed effective or available for use); provided, however, that in the case of any Non-Arrearage Payment (and only in the case of a Non-Arrearage Payment), this clause (viii) shall not prohibit the issuance of shares of Common Stock in satisfaction of such payment if the Shelf Registration Statement is not effective or not available for use in accordance with Section 2.1(c) of the Registration Rights Agreement.

        For the purpose of this subsection (b), the value of a share of Common Stock used to pay interest on the Series A Junior Debentures shall equal (the "Trailing Average Value") the average of the Closing Prices per share of Common Stock for the twenty consecutive Trading Days ending on the second Trading Day prior to the relevant Interest Payment Date; provided, however, that in the event that an adjustment to the Conversion Price takes effect pursuant to Section 3.03 during the period used to compute such average, the Closing Prices used to compute such average for all Trading Days ended prior to the time such adjustment takes effect shall be similarly adjusted. Except as otherwise expressly provided in this subsection (b), Common Stock may not be used to make any payment in respect of any Arrearage.

          (c)  Interest paid on the Series A Junior Debentures in an amount less than the total amount of such interest payment due on all outstanding Series A Junior Debentures shall be allocated among all such Series A Junior Debentures then outstanding on a pro rata basis calculated on the principal amount of each outstanding Series A Junior Debenture. Notwithstanding the provisions of subsection (b) of this Section 2.11, any such partial payment shall be made in cash.

          (d)  The Series A Junior Debentures shall mature on December 15, 2009, on which date the Company shall pay in money of the United States of America that at the time of payment is legal tender for payment of public and private debts to registered Holders an amount equal to the outstanding principal amount of the Series A Junior Debentures (which shall include any amount of any Arrearage added to the original principal amount thereof pursuant to Section 2.11 (a)), together with all accrued and unpaid interest thereon. The registered Holders of the Series A Junior Debentures shall be entitled to receive payment of the amount described in the preceding sentence upon surrender of the Series A Junior Debentures at the principal executive office of the Trustee in            ,            , or at such other place as shall be designated by the Company in a notice sent to the registered Holders of the Series A Junior Debentures not more than 100 nor fewer than 60 days prior to the maturity date set forth above.

          (e)  Except as set forth in the following sentence or with the prior written consent of the Debentureholders to be redeemed or prepaid, the Series A Junior Debentures may not be redeemed by the Company or prepaid prior to December 15, 2009. Notwithstanding the foregoing, the Company, at any time and from time to time, may prepay all or any portion of the principal of the Series A Junior Debentures that is attributable to an Arrearage, without reference to any regular Interest Payment Date, to registered Holders as they appear on the register for the Series A Junior Debentures on such record date as may be fixed by the Board of Directors (which record date shall be no less than 10 days prior to the corresponding payment date.)

        Section 2.12    CUSIP Numbers.    The Company in issuing the Series A Junior Debentures may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in providing notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series A Junior Debentures or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Series A Junior Debentures, and any such notice shall not be affected by any defect in or omission of such numbers.

Article 3
Conversion

        Section 3.01    Mandatory Conversion.    (a) If the 180-Day Average Price and the related Two-Week Average Price for any 180-Day Reference Period (which Reference Period shall have ended no earlier than December 15, 2000 and no later than December 15, 2001), both exceed 200% of the Conversion Price, the Company shall have the right, at its option and election, to exchange the Series A Junior Debentures, in whole and not in part, for shares of Common Stock, as if such Series A Junior Debentures had been converted by the Holders thereof pursuant to Section 3.02 hereof on the date of such exchange.

          (b)  If the 45-Trading Day Average Price and the related Two-Week Average Price for any 45-Trading Day Reference Period (which Reference Period shall have ended no earlier than December 15, 2001), both exceed 200% of the Conversion Price, then the Company shall have the right, at its option and election, to exchange the Series A Junior Debentures, in whole and not in part, for shares of Common Stock, as if such Series A Junior Debentures had been converted by the Holders thereof pursuant to Section 3.02 hereof on the date of such exchange.

          (c)  Notwithstanding anything in this Section 3.01 to the contrary, the Company shall not have the right to exchange the Series A Junior Debentures for Common Stock pursuant to this Section 3.01 unless (i) the Common Stock shall have been validly listed for trading on the NYSE or other national securities exchange or quoted on a nationally recognized quotation system on each day in the relevant Reference Period and as of the date of such exchange, (ii) the average daily trading volume in the Common Stock during the relevant Reference Period and during the two-week calendar period ending on the last day of the relevant Reference Period is at least 50% of the average daily trading volume in the Common Stock for the 180-day period ending on July 19, 1999, (iii) the Company shall have obtained the Series A Shareholder Approval, (iv) as of the date of such exchange, the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is effective under the Securities Act and is available for use in connection with the offer and sale of such shares of Common Stock by those Holders that have such right under the Registration Rights Agreement (it being understood that if a Shelf Suspension (as such term is defined in the Registration Rights Agreement) is in effect, the Shelf Registration Statement shall not be deemed effective or available for use), and (v) the Company simultaneously exchanges any outstanding Series B Junior Preferred Stock or Series B Junior Debentures, as the case may be, for Common Stock. The Company may not effect any such exchange if such exchange would: (a) violate any provision of the Certificate of Incorporation or the Bylaws of the Company; (b) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a Default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or give rise to a right to put or to compel a tender offer for outstanding securities of the Company or any of its Subsidiaries under, or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, Regulatory Approval, contract or any other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries is bound; (c) result in the creation or imposition of any Lien upon any assets or properties of the Company or any of its Subsidiaries; or (d) violate any Law applicable to the Company or any of its Subsidiaries.

          (d)  Notice of an exchange of the Series A Junior Debentures pursuant to this Section 3.01 (a "Notice of Exchange") shall be sent to the Holders of the Series A Junior Debentures by first class mail, postage prepaid, at each such Holder's address as it appears on the register with respect to the Series A Junior Debentures, not more than three Business Days subsequent to the last day of the relevant Reference Period. The Notice of Exchange shall set forth the date fixed for the exchange (the "Exchange Date") and shall set forth in reasonable detail the calculations and supporting data used by the Company in its determination that it had the right to effect such exchange. From and after the Exchange Date, all interest on the Series A Junior Debentures shall cease to accrue and all rights of the Holders thereof as Holders of Series A Junior Debentures shall cease and terminate, except if the Company shall default in its obligation to deliver shares of Common Stock and cash in lieu of fractional shares to Holders on the Exchange Date, in which case all such rights shall continue unless and until such Series A Junior Debentures are exchanged (or redeemed or converted) in accordance with the terms hereof. Prior to the Exchange Date, each Holder shall provide a written notice to the Company specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. If no such notice is delivered, such shares of Common Stock and cash in lieu of fractional shares, if any, shall be delivered to such Holder. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.

        Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on exchange of Series A Junior Debentures pursuant to this Section 3.01. On or after the Exchange Date, each Holder of the Series A Junior Debentures shall surrender the certificates evidencing the Series A Junior Debentures to the Company at the place designated in the Notice of Exchange. As promptly as practical, and in any event within three Business Days after the Exchange Date, the Company shall deliver or cause to be delivered as directed by the Holder of the Series A Junior Debentures being exchanged (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such Holder shall be entitled and (ii) cash in lieu of fractional shares, if any, to which such Holder shall be entitled. Except as otherwise specified in this Article 3, for the purposes hereof, such exchange shall be deemed a conversion effected pursuant to Section 3.02 and the terms and procedures set forth in Section 3.02 shall apply. For such purpose, the applicable Conversion Date shall be the Exchange Date.

          (e)  In the event the Company delivers a Notice of Exchange, the Company shall be obligated to effect the exchange described therein, provided that each of the conditions to such exchange set forth in subsections (a), (b) and (c) above is (i) satisfied or (ii) waived by the Holders of a majority of the Series A Junior Debentures then outstanding.

          (f)    Notwithstanding anything to the contrary in the Registration Rights Agreement, in the event the Company effects an exchange pursuant to this Section 3.01, the Company shall not exercise its right to declare a Shelf Suspension (as such term is defined in the Registration Rights Agreement) pursuant to Section 2.1(c) of the Registration Rights Agreement during the period beginning on the Exchange Date and ending 90 days after the Exchange Date.

        Section 3.02    Optional Conversion.    (a) At the option and election of the Holder thereof, each Series A Junior Debenture, including all Arrearages and unpaid interest accrued thereon to the Conversion Date (as defined below), may be converted in the manner provided herein at any time into fully paid and nonassessable shares of Common Stock. As of the Conversion Date with respect to each Series A Junior Debenture, subject to subsections (d) and (e) of this Section 3.02, such Series A Junior Debenture shall be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the principal amount thereof (which shall include any amount of any Arrearage added to the original principal amount thereof pursuant to Section 2.11(a)) plus (B) all unpaid interest accrued on such Series A Junior Debenture to the Conversion Date, divided by (ii) the Conversion Price in effect on the Conversion Date.

          (b)  Conversion of the Series A Junior Debentures may be effected by any Holder thereof upon the surrender to the Trustee or the Company at the principal office of the Company or at the office of any agent or agents of the Company as may be designated by the Board of Directors of the Company and identified to the Holders in writing upon such designation, of the Series A Junior Debentures to be converted accompanied by a written notice stating that such Holder elects to convert all or a specified principal amount (in integral multiples of $1,000) of such Series A Junior Debentures in accordance with the provisions of this Section 3.02 and specifying the name or names in which such Holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Junior Debentures pursuant hereto. As promptly as practical, and in any event within three Business Days after the Conversion Date, the Company shall deliver or cause to be delivered as directed by the Holder of the Series A Junior Debentures being converted (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such Holder shall be entitled, (ii) any cash that is required to be paid pursuant to subsections (d) and (e) of this Section 3.02, (iii) certificates representing any Series B Preferred Stock or Series B Junior Debentures that are required to be delivered pursuant to subsection (e) of this Section 3.02 and (iv) if less than the whole principal amount of the Series A Junior Debentures evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the principal amount of the Series A Junior Debentures not being converted. Such conversion shall be deemed to have occurred at the close of business on the date (the "Conversion Date") of the giving of such notice by the Holder of the Series A Junior Debentures to be converted and of such surrender of the Series A Junior Debentures to be converted so that as of such time the rights of the Holder thereof as to the Series A Junior Debentures being converted shall cease except for the right to receive shares of Common Stock, Series B Preferred Stock, Series B Junior Debentures and/or cash in accordance herewith, and the person entitled to receive the shares of Common Stock and/or Series B Preferred Stock or Series B Junior Debentures issued as a result of such conversion shall be treated for all purposes as having become the holder of such shares of Common Stock and/or Series B Preferred Stock or Series B Junior Debentures at such time.

          (c)  In the event that a Series A Junior Debenture is to be redeemed pursuant to Section 4.04, from and after the Change of Control Redemption Date (as defined in Section 4.04), the right of the holder of such Series A Junior Debenture to convert such Series A Junior Debenture pursuant to this Section 3.02 shall cease and terminate, except if the Company shall default in payment of the Change of Control Price (as defined in Section 4.04(b)) on the Change of Control Redemption Date in which case all such rights shall continue unless and until such Series A Junior Debenture is redeemed and such price is paid in full in accordance with the terms of this Indenture. Notwithstanding anything in the foregoing to the contrary, if the Conversion Date shall occur with respect to any Series A Junior Debentures on or prior to any Change of Control Redemption Date, such Series A Junior Debentures shall be converted by the Company into Common Stock in the manner provided in this Section 3.02.

          (d)  In connection with the conversion of the Series A Junior Debentures, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price per share of Common Stock on the Conversion Date (or on the Trading Day immediately preceding the Conversion Date, if the Conversion Date is not a Trading Day). If more than one Series A Junior Debenture shall be surrendered for conversion by the same Holder on the same Conversion Date, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total principal amount of Series A Junior Debentures so surrendered.

          (e)  Notwithstanding anything in the foregoing to the contrary, in the event that a Conversion Date with respect to the Series A Junior Debentures occurs prior to the date on which the Series A Shareholder Approval is obtained, as of such Conversion Date, subject to subsection (d) of this Section 3.02, such Series A Junior Debentures shall be converted into that number of shares of Common Stock equal to the quotient of (i) the principal amount thereof (less any Arrearages that have been added to the principal amount thereof pursuant to Section 2.11(a)), divided by (ii) the Conversion Price in effect on the Conversion Date, and upon delivery of such shares in accordance with the terms hereof, the Company shall pay in cash all Arrearages and accrued and unpaid interest on such Series A Junior Debentures as directed by the Holder thereof; provided, however, that if, as of such Conversion Date, the Company is prohibited by the terms of the Credit Agreement (as in effect on July 19, 1999 or any Credit Agreement containing restrictions regarding such payments that are no more restrictive than those in effect on July 19, 1999) or the Senior Subordinated Notes Indenture (as in effect on July 19, 1999 or any indenture containing restrictions regarding such payments that are no more restrictive than those in effect on July 19, 1999) from paying such accrued and unpaid interest in cash as required pursuant to this sentence, in satisfaction of such accrued and unpaid interest and in lieu of such cash payment, the Company may deliver Series B Preferred Stock having an aggregate stated value, or if issued pursuant to the terms of the Series B Certificate of Designations, Series B Junior Debentures having an aggregate principal amount equal to the aggregate amount of such Arrearages and accrued and unpaid interest.

          (f)    The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Junior Debentures in accordance with the terms hereof, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding Series A Junior Debentures, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding Series A Junior Debentures.

        Section 3.03    Adjustment of Conversion Price.    Except in connection with an Organic Change, which shall be subject to Section 3.04 below, the Conversion Price shall be subject to adjustment from time to time as follows:

          (a)  In case the Company after the Issue Date shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Conversion Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (b)  In case after the Issue Date outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the Issue Date outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c)  In case the Company after the date of the original issuance of the Series A Junior Debentures shall issue rights or warrants to holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price per share on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following such record date shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so to be offered would purchase at such Closing Price and (y) the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares so to be offered for subscriptions or purchase, such adjustment to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Company issues or distributes to each Holder of Series A Junior Debentures the rights or warrants that each such Holder would have been entitled to receive had the Series A Junior Debentures held by such Holder been converted prior to such record date. For purposes of this subsection (c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. Rights or warrants issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon conversion of Series A Junior Debentures, in each case in clauses (i) through (iii) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this subsection (c) not be deemed issued until the occurrence of the earliest Trigger Event.

          (d)  In case the Company after the date of the original issuance of the Series A Junior Debentures shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (excluding any regular periodic cash dividend but including any extraordinary cash dividend), Equity Securities (other than Common Stock) or rights to subscribe (excluding those referred to in subsection (c) above) for Equity Securities other than Common Stock, in each such case the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such record date, less the then-current fair market value as of such record date (as determined by the Board of Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock, and (y) the denominator shall be such Closing Price, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made (1) if the Company issues or distributes to each Holder of Series A Junior Debentures the subscription rights referred to above that each such Holder would have been entitled to receive had the Series A Junior Debentures held by such Holder been converted prior to such record date or (2) if the Company grants to each such Holder the right to receive, upon the conversion of the Series A Junior Debentures held by such Holder at any time after the distribution of the evidences of indebtedness or assets or Equity Securities referred to above, the evidences of indebtedness or assets or Equity Securities that such Holder would have been entitled to receive had such Series A Junior Debentures been converted prior to such record date. The Company shall provide any Holder of Series A Junior Debentures, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Securities referred to in this subsection (d). Rights or warrants issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon conversion of Series A Junior Debentures, in each case in clauses (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this subsection (d) not be deemed issued until the occurrence of the earliest Trigger Event.

          (e)  In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment) at the last time (the "Offer Time") tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment), as of the Offer Time, of consideration payable in respect of any tender or exchange offer by the Company or any such subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Conversion Price adjustment pursuant to this subsection (e) has been made, exceeds 5% of the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Offer Time by a fraction of which (x) the numerator shall be (i) the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the denominator shall be the product of (i) such Closing Price at the Offer Time multiplied by (ii) such number of outstanding shares at the Offer Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (f)    For the purpose of any computation under subsections (c) and (d) of this Section 3.03, the Closing Price of Common Stock on any date shall be deemed to be the average of the Closing Prices for the five consecutive Trading Days ending on the day in question (or if such day is not a Trading Day, the next preceding Trading Day), provided, however  that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 3.03 occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 3.03 occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking in account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of subsection (d) of this Section 3.03) of the assets, evidences of indebtedness, Equity Securities or subscription rights being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purposes of any computation under subsection (e) of this Section 3.03, the Closing Price on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days ending at the Offer Time; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 3.03 occurs on or after the date of commencement of such tender or exchange offer and prior to the Offer Time for such tender or exchange offer, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this subsection (f), the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the NYSE or on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on the NYSE or such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on the NYSE or such exchange or in such market after the Offer Time of such tender or exchange offer.

          (g)  The Company may make such reductions in the Conversion Price, in addition to those required by clauses (a), (b), (c), (d), (e) and (f) of this Section 3.03, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or from any event treated as such for income tax purposes. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holders of then-outstanding Series A Junior Debentures a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          (h)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price; provided, however, that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (i)    Notwithstanding any other provision of this Section 3.03, no adjustment to the Conversion Price shall reduce the Conversion Price below $0.25, and any such purported adjustment shall instead reduce the Conversion Price to $0.25. The Company hereby covenants not to take any action that would or does result in any adjustment in the Conversion Price that, if made without giving effect to the previous sentence, would cause the Conversion Price to be less than $0.25.

          (j)    Whenever the Conversion Price is adjusted as herein provided, a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall promptly be mailed by the Company to the Holders of the Series A Junior Debentures.

        Section 3.04    Organic Change.    (a) Upon the consummation of an Organic Change (other than a transaction in which the Company is not the surviving entity), then lawful provision shall be made as part of the terms of such transaction whereby the terms hereof shall be modified, without payment of any additional consideration by any Holder, so as to provide that upon the conversion of Series A Junior Debentures following the consummation of such Organic Change, a Holder of Series A Junior Debentures shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as otherwise would have been required by the terms of this Indenture as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such Series A Junior Debentures into Common Stock immediately prior to such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms hereof shall remain in full force and effect following such an Organic Change. The provisions of this subsection (a) shall similarly apply to successive Organic Changes of the character described in this subsection (a).

          (b)  The Company shall not enter into an Organic Change that is a transaction in which the Company is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities (the "New Securities") to each Holder of Series A Junior Debentures, without payment of any additional consideration by such Holder, with terms that provide that upon the conversion of such securities, the Holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change), without payment of additional consideration therefor (except as otherwise would have been required by the terms of this Indenture as in effect prior to such Organic Change), such securities, cash and other property as such Holder would have received if such Holder had converted such Series A Junior Debentures into Common Stock immediately prior to such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in Section 3.03. All other terms of such New Securities shall be substantially equivalent to the terms provided herein. The provisions of this subsection (b) shall similarly apply to successive Organic Changes of the character described in of this subsection (b).

        Section 3.05    Certain Events.    If any event similar to or of the type contemplated by the provisions of Section 3.03 or Section 3.04 of this Article 3, but not expressly provided for by such provisions, occurs, then the Board of Directors of the Company will make an appropriate and equitable adjustment in the Conversion Price so as to protect the rights of the Holders of the Series A Junior Debentures; provided, that no such adjustment will decrease the number of shares of Common Stock issuable upon conversion of the Series A Junior Debentures.

        Section 3.06    Notice of Approval Date.    When and if the Approval Date shall occur, the Company shall promptly mail or cause to be mailed a notice of such occurrence to each Holder of Series A Junior Debentures.

Article 4
Covenants

        Section 4.01    Payment of Series     A Junior Debentures. The Company shall promptly pay the principal of and interest on the Series A Junior Debentures on the dates and in the manner provided in the Series A Junior Debentures and in this Indenture; subject, however, to the proviso to the second sentence of Section 2.11(a). Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money or shares of Common Stock, as applicable, sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money, or issuing such securities, to the Series A Junior Debentureholders on that date pursuant to the terms of this Indenture.

        The Company shall pay interest on overdue principal (including the portion thereof attributable to Arrearages), interest on Arrearages and interest on overdue interest not constituting an Arrearage at the rate of 6.50% per annum (or such lesser rate as may be the maximum rate that is then permitted by applicable law).

        Section 4.02    Maintenance of Office or Agency.    (a) The Company shall maintain each office or agency required under Section 2.03. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          (b)  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Series A Junior Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

        Section 4.03    Compliance Certificate.    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance of their duties as Officers of the Company, the signers would normally have knowledge of any Default or Event of Default and whether or not, to the best of such signer's knowledge (after due inquiry), the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

        Section 4.04    Change of Control.    (a) In the event there occurs a Change of Control, any Holder of record of Series A Junior Debentures, in accordance with the procedures set forth in subsection (b) of this Section 4.04, may require the Company to redeem any or all of the Series A Junior Debentures held by such Holder for a redemption price equal to the sum of (i) the amount, if any, of all unpaid interest accrued thereon to the date of actual payment thereof, and (ii) 101% of the principal amount thereof (the "Change of Control Price"). By accepting the Series A Junior Debentures, the Holder thereof shall be deemed to have acknowledged and agreed that (a) such Holder's right to receive payment of the Change of Control Price is subject and subordinated in right of payment to the payment in full and discharge of all amounts of principal, interest and fees (however denominated) then outstanding under the Credit Agreement and the Senior Subordinated Notes and (b) until payment in full of all such amounts (however denominated) under the Credit Agreement and the Senior Subordinated Notes has been made in cash, no payment, whether directly or indirectly, by exercise of any right of set-off or otherwise in respect of the Change of Control Price shall be made by the Company, and, notwithstanding anything to the contrary in subsection (c) of this Section 4.04, no deposit in respect of the Change of Control Price shall be made pursuant to subsection (c) of this Section 4.04. In the event that any payment by, or distribution of the assets of, the Company of any kind or character (whether in cash, property or securities, whether directly or indirectly, by exercise of any right of set-off or otherwise and whether as a result of a bankruptcy proceeding with respect to the Company or otherwise) shall be received by a Holder of Series A Junior Debentures at any time when such payment is prohibited by this paragraph, such payment shall be held in trust for the benefit of, and shall be paid over to, the lenders under the Credit Agreement or the holders of Senior Subordinated Notes, as the case may be, as their interests may appear. The preceding two sentences address the relative rights of Holders of Series A Junior Debentures, on the one hand, and the lenders under the Credit Agreement or the holders of Senior Subordinated Notes, as the case may be, on the other hand, and nothing in this Indenture shall impair, as between the Company and the Holders of Series A Junior Debentures, the obligation of the Company, which is absolute and unconditional, to pay amounts due in respect of the Series A Junior Debentures in accordance with their terms. Upon a Change of Control, the Company shall pay all amounts outstanding under the Credit Agreement and the Senior Subordinated Notes Indenture to the extent necessary in order to permit the payment of the Change of Control Price hereunder.

          (b)  Notice of any Change of Control shall be sent to Holders of the outstanding Series A Junior Debentures not more than five days following a Change of Control, which notice (a "Change of Control Notice") shall describe the transaction or transactions constituting such Change of Control and set forth each Holder's right to require the Company to redeem any or all outstanding Series A Junior Debentures held by him or her out of funds legally available therefor, the redemption date, which date shall be not less than 30 nor more than 45 days from the date of such Change of Control Notice (the "Change of Control Redemption Date") and the procedures to be followed by such Holders in exercising his or her right to cause such redemption; provided, however, that if all of the outstanding Series A Junior Debentures are owned by more than 50 Holders or groups of Affiliated Holders and if the Series A Junior Debentures are listed on any national securities exchange or quoted on any national quotation system, the Company shall give such Change of Control Notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following such Change of Control and, in any case, a similar notice shall be mailed concurrently to each Holder of Series A Junior Debentures. Failure by the Company to give the Change of Control Notice as prescribed above, or the formal insufficiency of any such Change of Control Notice, shall not prejudice the rights of any Holder of Series A Junior Debentures to cause the Company to redeem any such Series A Junior Debentures held by him or her. In the event a Holder of Series A Junior Debentures shall elect to require the Company to redeem any or all Series A Junior Debentures pursuant to subsection (a) above, such Holder shall deliver, prior to the Change of Control Redemption Date as set forth in the Change of Control Notice, or, if the Change of Control Notice is not given as required by this subsection (b), at any time following the last date the Company was required to give the change of Control Notice in accordance with this subsection (b) (in which case the Change of Control Redemption Date shall be the date which is the later of (x) 45 days following the last day the Company was required to give the Change of Control Notice in accordance with this subsection (b) and (y) 30 days following the delivery of such election by such Holder), a written notice, in the form specified by the Company (if the Company did in fact give the notice required by this subsection (b)), to the Company so stating, and specifying the principal amount of Series A Junior Debentures to be redeemed pursuant to subsection (a) of this Section 4.04; provided, however, that if all of the Series A Junior Debentures are owned by 50 or fewer Holders or groups of Affiliated Holders, such Holders or groups may deliver a notice or an election to redeem at any time within 90 days following the occurrence of a Change of Control without awaiting receipt of a Change of Control Notice or the expiration of the time allowed for the delivery of a Change of Control Notice hereunder. The Company shall redeem the amount of Series A Junior Debentures so specified on the Change of Control Redemption Date fixed by the Company or as provided in the preceding sentence. The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series A Junior Debentures as a result of a Change of Control. From and after the time the Change of Control Redemption Price is paid in accordance with the terms hereof with respect to any Series A Junior Debentures, all interest on such Series A Junior Debentures shall cease to accrue and all rights of the Holder thereof as a Holder of Series A Junior Debentures shall cease and terminate.

          (c)  The Company shall, no later than 11:00 a.m., New York City time, on any Change of Control Redemption Date pursuant to this Section 4.04, deposit with the Trustee or a Paying Agent, as a trust fund for the benefit of the Holders of the Series A Junior Debentures to be redeemed, cash that is sufficient in amount to redeem the Series A Junior Debentures to be redeemed in accordance with the Change of Control Notice, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective Holders of such Series A Junior Debentures, as evidenced by a list of such Holders certified by an officer of the Company, the Change of Control Redemption Price upon surrender of their respective Series A Junior Debentures. Such deposit shall be deemed to constitute full payment of such Series A Junior Debentures to the Holders, and from and after the date of such deposit, all rights of the Holders of the Series A Junior Debentures that are to be redeemed as Debentureholders, except the right to receive the Change of Control Price upon the surrender of their respective debentures and all rights under Articles 3 and 11 hereof, shall cease and terminate. In case Holders of any Series A Junior Debentures called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, the Trustee or Paying Agent shall, upon demand, pay over to the Company the balance so deposited. Thereupon, the Trustee or Paying Agent shall be relieved of all responsibility to the Holders thereof and the sole right of such Holders, with respect to Series A Junior Debentures, shall be to receive the Change of Control Price as general creditors of the Company. Any interest accrued on any funds so deposited shall belong to the Company, and shall be paid to it from time to time on demand.

        Section 4.05    Further Instruments and Acts.    Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

        Section 4.06    Restrictions on Dividends.    So long as any Series A Junior Debentures are outstanding, the Board of Directors shall not declare, and the Company shall not pay or set apart for payment any dividend on any Equity Security of the Company (excluding (i) the Series B Preferred Stock, if any shares thereof are issued and outstanding, (ii) any Equity Security of the Company that is on a parity with the Series B Preferred Stock, if any shares thereof are issued and outstanding and (iii) any Equity Security of the Company that was senior in right of payment with respect to dividends to the Series A Preferred Stock at the time the Series A Preferred Stock was exchanged for Series A Junior Debentures) ("Junior Securities") or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any Junior Securities or any warrants, rights or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Junior Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any Person directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any

Junior Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, (i) all accrued and unpaid interest on the Series A Junior Debentures not paid in accordance with Section 2.11 (including Arrearages) shall have been paid and (ii) (A) all accumulated and unpaid dividends on the outstanding Series B Preferred Stock not paid on the dates provided in the Series B Certificate of Designations (including Arrearages and accumulated dividends thereon and regardless of whether the Company shall have the right to elect to defer such payments as provided for in the Series B Certificate of Designations) or (B) all accrued and unpaid interest on the Series B Junior Debentures not paid in accordance with the Series B Indenture (including Arrearages with respect to the Series B Junior Debentures) shall have been paid. Notwithstanding the foregoing, this paragraph shall not prohibit (i) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of Series B Preferred Stock or any Series A Junior Debentures by the Company in accordance with the terms of such securities or (ii) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by the Company of any Junior Securities issued as dividends by the Company in accordance with obligations in existence on December 15, 1999.

        Section 4.07    Merger, Consolidation or Sale of Assets.    The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (in one transaction or a series of related transactions) to, any Person or permit any party to merge with or into it unless the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into or with which the Company is merged or to which the properties and assets of the Company are transferred shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Series A Junior Debentures and this Indenture and this Indenture remains in full force and effect.

Article 5
Voting Rights

        Section 5.01    Voting Rights.

          (a)  The Holders of Series A Junior Debentures shall have no voting rights except as set forth below or as otherwise from time to time required by Law.

          (b)  So long as any Series A Junior Debentures are outstanding, each Series A Junior Debenture shall entitle the Holder thereof to vote on all matters voted on by holders of Common Stock, and the Series A Junior Debentures shall vote together with shares of Common Stock (and any shares of Series B Preferred Stock or Series B Junior Debentures entitled to vote) as a single class. With respect to any such vote, each Series A Junior Debenture shall entitle its Holder to a number of votes equal to the number of shares of Common Stock into which such Series A Junior Debenture is convertible at the time of the record date with respect to such vote (assuming all conditions precedent to such conversion have been satisfied and that such conversion has occurred as of the record date for such vote provided that, if the Series A Shareholder Approval has not been obtained as of such record date, it shall not be assumed that the Series A Shareholder Approval had been obtained as of such record date). Notwithstanding the foregoing, Holders of Series A Junior Debentures shall not be entitled to vote with the holders of Common Stock on any proposal related to the approval of the issuance of shares of Common Stock in payment of interest on the Series A Junior Debentures or upon the issuance of Common Stock with respect to Arrearages upon the conversion of the Series A Junior Debentures into shares of Common Stock.

          (c)  If on any date (i) interest payable on the Series A Junior Debentures or Series B Junior Debentures or dividends payable on the Series B Preferred Stock shall not have been paid in full when required pursuant to the terms hereof or (ii) the Company shall have failed to satisfy its obligation to redeem the Series A Junior Debentures pursuant to Section 4.04 or to pay the principal amount of the Series A Junior Debentures at maturity, together with any interest accrued thereon, or if the Company shall have failed to redeem the Series B Preferred Stock pursuant to the terms of the Series B Certificate of Designations or pay the principal amount of the Series B Junior Debentures at maturity, together with any interest accrued thereon (provided, that for the purpose of this subsection (c), any obligation of the Company to repurchase Series B Preferred Stock or Series B Junior Debentures pursuant to the change of control provisions of the Series B Certificate of Designations or the Series B Junior Debentures Indenture or make a Make-Whole Payment pursuant to Section G of Article V of the Series B Certificate of Designations or pursuant to the corresponding provisions of the Series B Indenture, shall not be considered an obligation to redeem such securities), then the number of directors constituting the Board of Directors shall, without further action, be increased by two, or if the requisite increase in the number of directors constituting the Board of Directors would require the approval of the Company's stockholders or is prohibited by the Investment Agreement, then the number of directors constituting the Board of Directors shall be increased to the extent the approval of the Company's stockholders is not required and the Investment Agreement would not be breached and a number of directors (other than Investor Nominees) shall resign from the Board of Directors so that the Holders of Series A Junior Debentures and, if then entitled to vote with respect to such matters, the holders of Series B Preferred Stock or Series B Junior Debentures, voting together as a single class, may elect two directors to the Board of Directors, and the Holders of a majority of the outstanding principal amount of the Series A Junior Debentures and any Series B Preferred Stock or Series B Junior Debentures entitled to vote with respect to such matters, voting together as a single class, shall have, in addition to the other voting rights set forth herein, the exclusive right to elect two directors (the "Additional Directors") of the Company to fill such newly-created or vacated directorships. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all interest accrued on the Series A Junior Debentures and Series B Junior Debentures and all dividends accumulated on the Series B Preferred Stock shall have been paid in full as required pursuant to this Indenture and the Series B Certificate of Designations or (b) any redemption obligation with respect to the Series A Junior Debentures, the Series B Junior Debentures or the Series B Preferred Stock that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the Holders of Series A Junior Debentures, the holders of Series B Junior Debentures and the holders of Series B Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

          (d)  So long as members of the Investor Group Beneficially Own a majority of the outstanding principal amount of the Series A Junior Debentures, Series B Junior Debentures and Series B Preferred Stock, if any default or event of default has occurred and is continuing under any contract, agreement, indenture, mortgage, note, lease or other instrument evidencing Indebtedness of the Company or any of its Subsidiaries (other than inter-company Indebtedness between the Company and any of its Subsidiaries or between Subsidiaries of the Company) the outstanding principal amount of which is in excess of $10,000,000, and as a result of such default or event of default the holders thereof have accelerated or have the right to accelerate the maturity thereof, and such default, event of default or event is not cured or waived within 75 days of the occurrence thereof, then the number of directors constituting the Board of Directors shall, upon the request of members of the Investor Group who Beneficially Own a majority of the outstanding principal amount of the Series A Junior Debentures, Series B Junior Debentures and Series B Preferred Stock then Beneficially Owned by members of the Investor Group delivered to the Company in writing, be increased by that number that is necessary to enable the Investor Group to designate a majority of the members of the Board of Directors (including the Investor Nominees), or if such requisite increase in the number of directors constituting the Board of Directors would require the approval of the Company's stockholders or is prohibited by the Investment Agreement, then the number of directors constituting the Board of Directors shall be increased to the extent the approval of the Company's stockholders is not required and the Investment Agreement would not be breached and a number of directors (other than Investor Nominees) shall resign from the Board of Directors so as to enable the Investor Group to designate a majority of the Board of Directors (including the Investor Nominees), and the Holders of a majority of the outstanding principal amount of the Series A Junior Debentures then held by the Investor Group and any Series B Junior Debentures or Series B Preferred Stock entitled to vote with respect to such matters then held by the Investor Group, voting together as a single class, shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect that number of directors (the "Majority Directors") of the Company necessary to fill such newly-created or vacated directorships. Majority Directors shall continue as directors and such additional voting right shall continue until such time as such default, event of default or event is cured, at which time such Majority Directors shall cease to be directors and such additional voting right of the Series A Junior Debentures and Series B Junior Debentures or Series B Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

          (e)  So long as the Investor or any of its Affiliates Beneficially Owns any Series A Junior Debentures, in the event that one or more of the Investor Nominees required to be designated for election to the Board of Directors pursuant to the Investment Agreement are not so designated or are not elected to the Board of Directors, then the number of directors constituting the Board of Directors shall, without further action, be increased by the number of such Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, or if such requisite increase in the number of directors constituting the Board of Directors would require the approval of the Company's stockholders or is prohibited by the Investment Agreement, then the number of directors constituting the Board of Directors shall be increased to the extent the approval of the Company's stockholders is not required and the Investment Agreement would not be breached and a number of directors (other than Investment Nominees) shall resign from the Board of Directors, so as to enable the Investor and its Affiliates to designate as directors the number of Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, and the Investor and its Affiliates shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a number of directors to the Board of Directors equal to the number of such Investor Nominees not elected to the Board of Directors. Directors elected pursuant to this Section 5.01(e) shall continue as directors and such additional voting right shall continue until such time as the requisite number of Investor Nominees are elected to the Board of Directors pursuant to the Investment Agreement, at which time the directors elected by the Investor and its Affiliates pursuant to this Section 5.01(e) shall cease to be directors (unless elected as Investor Nominees), and such additional voting rights shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

          (f)    (i) The foregoing rights of Holders of Series A Junior Debentures to take any action as provided in this Section 5.01 may be exercised at any annual meeting of securityholders or at a special meeting of securityholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of the minimum number of securities required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of securities required to take such action), the Chairman of the Board of Directors may call, and upon the written request of Holders of record of 25% of the outstanding Series A Junior Debentures, addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of securities entitled to vote as provided herein. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders.

        (ii)  Each director elected pursuant to Section 5.01(c), (d) or (e) hereof shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section 5.01(c), (d) or (e) hereof, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section 5.01(c), (d) or (e) hereof, such vacancy shall be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected pursuant to the same Section (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the Holders of the Series A Junior Debentures then outstanding and entitled to vote for such director pursuant to the provisions of Section 5.01(c), (d) or (e), as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as provided herein, or at a special meeting of such holders called as provided herein. The holders of a majority of the securities entitled to vote for directors pursuant to Section 5.01(c), (d) or (e) hereof, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such Holders have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders called as provided herein.

          (g)  Without the consent or affirmative vote of the Holders of at least sixty-seven percent (67%) of the outstanding Series A Junior Debentures, voting separately as a class, the Company shall not: (i) authorize, create or issue, or increase the authorized amount of, (a) any equity securities to which the Series B Preferred Stock ranks junior with respect to dividends or distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or (b) any class or series of Capital Stock or any security convertible into or exercisable for any class or series of Capital Stock, that is redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to the Stated Maturity of the Series A Junior Debentures (whether or not only upon the occurrence of a specified event); (ii) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series A Junior Debentures so as to affect them adversely; or (iii) authorize or take any other action if such action alters or changes any of the rights of the Series A Junior Debentures in any respect or otherwise would be inconsistent with the provisions of this Indenture and the holders of the Series A Junior Debentures are entitled to vote thereon.

          (h)  The Company shall not, from and after the Issue Date, enter into any agreement, amend or modify any existing agreement or obligation, or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Company's performance of its obligations hereunder.

Article 6
Defaults and Remedies

        Section 6.01    Events of Default.    An "Event of Default" occurs if:

    (1)
    the Company (i) defaults in the payment of the principal of any Series A Junior Debenture when the same becomes due and payable at its Stated Maturity, upon redemption, upon acceleration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Series A Junior Debentures when required pursuant to this Indenture or the Series A Junior Debentures, whether or not such redemption or purchase shall be prohibited by Article 10;

    (2)
    the Company fails to comply in any respect with any of its agreements in the Series A Junior Debentures or this Indenture (other than those referred to in (1) above) and such failure continues for 30 days after receipt of the notice specified in the penultimate paragraph of this Section 6.01;

    (3)
    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness is now existing or hereafter created, which default results from the failure to pay any such Indebtedness at its stated final maturity or results in the acceleration of such Indebtedness prior to its stated final maturity and the aggregate principal amount of such Indebtedness is at least $20 million, or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $35 million or more;

    (4)
    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

    (A)
    is for relief against the Company in an involuntary case;

    (B)
    appoints a Custodian of the Company or for any substantial part of its property; or

    (C)
    orders the winding up or liquidation of the Company; or any similar relief is granted under any foreign laws, and in each case the order or decree remains unstayed and in effect for 60 days; or

    (5)
    the Company pursuant to or within the meaning of any Bankruptcy Law:

    (A)
    commences a voluntary case;

    (B)
    consents to the entry of an order for relief against it in an involuntary case;

    (C)
    consents to the appointment of a Custodian of it or for any substantial part of its property; or

    (D)
    makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency.

        The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or Regulation of any administrative or governmental body.

        The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under clause (2) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Series A Junior Debentures notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must be in writing and specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        The Company shall deliver to the Trustee, within 30 days after becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        Section 6.02    Acceleration.    If an Event of Default (other than an Event of Default specified in Section 6.01(4) or 6.01(5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the principal amount of the Series A Junior Debentures then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such Holders) (the "Acceleration Notice"), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and accrued interest on, such Series A Junior Debentures to be due and payable immediately. Upon a declaration of acceleration, such principal and accrued interest shall be immediately due and payable. If an Event of Default specified in Section 6.01(4) or 6.01(5) occurs, all unpaid principal of and accrued interest on the Series A Junior Debentures then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Company, the Trustee or any Holder. The Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of the Series A Junior Debentures outstanding, or Holders of a majority of the aggregate principal amount of the Series A Junior Debentures outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 6.03    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Series A Junior Debentures or to enforce the performance of any provision of the Series A Junior Debentures or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Series A Junior Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Series A Junior Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        Section 6.04    Waiver of Past Defaults.    The Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of the Series A Junior Debentures outstanding, or Holders of a majority in aggregate principal amount of the outstanding Series A Junior Debentures by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a Default in the payment of the principal of or interest on the Series A Junior Debentures or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Series A Junior Debentureholder affected. When a Default or Event of Default is waived, it is cured and ceases to exist, but no waiver shall extend to any subsequent or other Default or impair any consequent right.

        Section 6.05    Control by Majority.    The Holders of a majority in principal amount of the Series A Junior Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Series A Junior Debentureholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification by the Series A Junior Debentureholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        Section 6.06    Limitation on Suits.    Except to enforce the right to receive payment of principal or interest when due, no Series A Junior Debentureholder may pursue any remedy with respect to this Indenture or the Series A Junior Debentures unless:

    (1)
    the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

    (2)
    the Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of the Series A Junior Debentures outstanding, or the Holders of at least 25% in principal amount of the Series A Junior Debentures outstanding make a written request to the Trustee to pursue the remedy;

    (3)
    such Holder or Holders offer to the Trustee reasonable indemnity or security satisfactory to the Trustee against any loss, liability or expense;

    (4)
    the Trustee does not comply with the request within 30 days after receipt thereof and the offer of indemnity or security; and

    (5)
    during such 30-day period the Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of the Series A Junior Debentures outstanding, or the Holders of a majority of the aggregate principal amount of the outstanding Series A Junior Debentures do not give the Trustee a direction which is inconsistent with the request.

        A Series A Junior Debentureholder may not use this Indenture to prejudice the rights of another Series A Junior Debentureholder or to obtain a preference or priority over another Series A Junior Debentureholder.

        Section 6.07    Rights of Holders to Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Series A Junior Debentures held by such Holder, on or after the respective due dates expressed in the Series A Junior Debentures, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        Section 6.08    Collection Suit by Trustee.    If an Event of Default specified in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

        Section 6.09    Trustee May File Proofs of Claim.    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Series A Junior Debentureholders allowed in any judicial proceedings relative to the Company, any Subsidiary, its or their respective creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and may become a member, voting or nonvoting, of any committee of creditors appointed in any such judicial proceedings and shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Debentureholders and the Trustee allowed in any such proceeding. Any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or to accept or to adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Series A Junior Debentures or the rights of any Debentureholder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder any such proceeding.

        Section 6.10    Priorities.    If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders of Senior Indebtedness of the Company to the extent required by Article 10;

          THIRD: to Series A Junior Debentureholders and Series B Junior Debentureholders for amounts due and unpaid on the Series A Junior Debentures and Series B Junior Debentures for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Series A Junior Debentures and Series B Junior Debentures for principal, any liquidated damages and interest, respectively; and

          FOURTH: to the Company.

        The Trustee may fix a record date and payment date for any payment to Series A Junior Debentureholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Series A Junior Debentureholder and the Company a notice that states the record date, the payment date and amount to be paid.

        Section 6.11    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series A Junior Debentures.

        Section 6.12    Waiver of Stay or Extension Laws.    The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7
Trustee

        Section 7.01    Duties of Trustee.    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (a)  Except during the continuance of an Event of Default:

    (1)
    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

    (2)
    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (b)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

    (1)
    this paragraph does not limit the effect of paragraph (a) of this Section;

    (2)
    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

    (3)
    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (c)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (d)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (e)  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

        Section 7.02    Rights of Trustee.    The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (a)  Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (b)  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (c)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (d)  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Series A Junior Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (e)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Series A Junior Debentures at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, upon reasonable notice to the Company and during normal business hours.

        Section 7.03    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Series A Junior Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        Section 7.04    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Series A Junior Debentures; it shall not be accountable for the Company's use of the proceeds from the Series A Junior Debentures; and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Series A Junior Debentures or in the Series A Junior Debentures other than the Trustee's certificate of authentication.

        Section 7.05    Notice of Defaults.    If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Debentureholder notice of the Default or Event of Default within 90 days after it becomes known to the Trustee, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or an Event of Default in the payment of principal of or interest on any Series A Junior Debentures (including payments pursuant to the redemption or repurchase provisions of such Series A Junior Debenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Series A Junior Debentureholders.

        Section 7.06    Reports by Trustee to Holders.    As promptly as practicable after each February 1 beginning with the February 1 following the date of this Indenture, and in any event prior to April 1 in each year, the Trustee shall mail to each Series A Junior Debentureholder a brief report dated as of February 1 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

        A copy of each report at the time of its mailing to Series A Junior Debentureholders shall be filed with the SEC.

        Section 7.07    Compensation and Indemnity.    The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Series A Junior Debentures on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Series A Junior Debentures.

        The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(3), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

        Section 7.08    Replacement of Trustee.    The Trustee may resign at any time by so notifying the Company. The Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of Series A Junior Debentures outstanding, or the Holders of a majority in principal amount of the Series A Junior Debentures may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

  (1)
  the Trustee fails to comply with Section 7.10;

  (2)
  the Trustee is adjudged bankrupt or insolvent;

  (3)
  a receiver or other public officer takes charge of the Trustee or its property; or

  (4)
  the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns, is removed by the Company, the Investor and its Affiliates or by the Holders of a majority in principal amount of the Series A Junior Debentures and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Series A Junior Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Series A Junior Debentures may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Junior Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        Section 7.09    Successor Trustee by Merger.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Series A Junior Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Series A Junior Debentures so authenticated; and in case at that time any of the Series A Junior Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Series A Junior Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that certificates of the Trustee are provided anywhere in the Series A Junior Debentures or in this Indenture.

        Section 7.10    Eligibility; Disqualification.    The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

        Section 7.11    Preferential Collection of Claims Against Company.    The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Article 8
Discharge of Indenture; Defeasance

        Section 8.01    Discharge of Liability on Series A Junior Debentures; Defeasance.    (a)When (i) the Company delivers to the Trustee all outstanding Series A Junior Debentures (other than Series A Junior Debentures replaced pursuant to Section 2.08) for cancellation or (ii) all outstanding Series A Junior Debentures have become due and payable at maturity or as a result of the occurrence of a Change of Control and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Series A Junior Debentures, including interest thereon to maturity or redemption (other than Series A Junior Debentures replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an opinion of independent, outside counsel reasonably acceptable to the Trustee that the conditions precedent to satisfaction and discharge have been satisfied (provided that such opinion of counsel will not be required to cover compliance with any financial tests or financial covenants) and at the cost and expense of the Company.

          (b)  Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Series A Junior Debentures and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05 and 4.06 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Series A Junior Debentures may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Series A Junior Debentures may not be accelerated because of an Event of Default specified in Section 6.01(2).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c)  Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.11(a), 3.01, 3.02, 3.03, 3.05, 3.06, 4.02, 7.07, 7.08 and in this Article 8 shall survive until the Series A Junior Debentures have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive. Furthermore, notwithstanding anything to the contrary set forth in this Indenture, following the Company's exercise of the legal defeasance option or the covenant defeasance option, the Company shall not be permitted to elect not to pay any payment of interest due on the Series A Junior Debentures and may not issue shares of Common Stock in respect of the payment of interest on the Series A Junior Debentures.

        Section 8.02    Conditions to Defeasance.    The Company may exercise its legal defeasance option or its covenant defeasance option only if:

  (1)
  the Company irrevocably deposits in trust with the Trustee, for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Series A Junior Debentures on the Stated Maturity of such principal or installment of interest or upon redemption;

  (2)
  the Company shall have delivered to the Trustee an opinion of independent, outside counsel reasonably acceptable to the Trustee, stating that the Holders of the outstanding Series A Junior Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  (3)
  no Default or Event of Default shall have occurred or shall occur as a result of such deposit and be continuing on the date of such deposit;

  (4)
  such defeasance shall not result in a breach or violation of or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound; and

  (5)
  the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of independent, outside counsel reasonably acceptable to the Trustee, each stating that all conditions precedent to such defeasance have been satisfied.

        Section 8.03    Application of Trust Money.    The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Series A Junior Debentures. Money and securities so held in trust are not subject to Article 10.

        Section 8.04    Repayment to Company.    The Trustee and any Paying Agent shall promptly pay or return to the Company upon its written request any monies or securities held by them at any time that are not required for the payment of the principal of and interest on the Series A Junior Debentures in accordance with the terms hereof. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Series A Junior Debenture and remaining unclaimed for two years after the date upon which such payment shall have become due and payable, shall be paid to the Company on its written request or, if then held by the Company, shall be discharged from such trust; provided, however, that the Company shall cause to be published at least once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed money, notice that such money remains unclaimed and that, after a date specified therein, which shall be a date not less than 60 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, any Holder entitled to such money shall thereafter, as an unsecured general creditor, look (unless an applicable law designates another Person) only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

        Section 8.05    Indemnity for Government Obligations.    The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

        Section 8.06    Reinstatement.    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Series A Junior Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company makes any payment of interest on or principal of any Series A Junior Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Series A Junior Debentures to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9
Amendments

        Section 9.01    Without Consent of Holders.    The Company and the Trustee may amend or supplement this Indenture or the Series A Junior Debentures without notice to or consent of any Debentureholder:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

  (3)
  to add guarantees with respect to the Series A Junior Debentures or to secure the Series A Junior Debentures;

  (4)
  to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

  (5)
  to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

  (6)
  to make any change that does not adversely affect the rights of any Debentureholder.

        An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

        After an amendment under this Section 9.01 becomes effective, the Company shall mail to Series A Junior Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Series A Junior Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        Section 9.02    With Consent of Holders.    The Company and the Trustee may amend or supplement this Indenture or the Series A Junior Debentures without notice to any Series A Junior Debentureholder but with the written consent of the Holders of at least a majority in principal amount of the Series A Junior Debentures then outstanding (including consents obtained in connection with a tender offer or exchange for the Series A Junior Debentures). However, without the consent of each Series A Junior Debentureholder affected, an amendment may not:

  (1)
  reduce the percentage of the principal amount of the Series A Junior Debentures whose Holders must consent to an amendment, supplement or waiver;

  (2)
  change the Stated Maturity or the time or currency of payment of the principal of or any interest on, or reduce the rate of interest on or principal of any Series A Junior Debentures or alter Section 4.04;

  (3)
  make any change in Article 10 of this Indenture that adversely affects the rights of any holder under Article 10 of this Indenture;

  (4)
  impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Series A Junior Debentures;

  (5)
  waive a default in the payment of the principal of or interest on any Series A Junior Debentures;

  (6)
  make any change to Section 9.07 of this Indenture; or

  (7)
  make any change in Section 3.01, 3.02, 3.03, 5.01, 6.04 or 6.07 or the second sentence of this Section.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

        After an amendment under this Section becomes effective, the Company shall mail to the Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        Section 9.03    Compliance with Trust Indenture Act.    Every amendment to this Indenture or the Series A Junior Debentures shall comply with the TIA as then in effect.

        Section 9.04    Revocation and Effect of Consents and Waivers.    A consent to an amendment or a waiver by a Holder of a Series A Junior Debenture shall bind the Holder and every subsequent Holder of that Series A Junior Debenture or portion of the Series A Junior Debentures that evidences the same debt as the consenting Holder's Series A Junior Debentures, even if notation of the consent or waiver is not made on the Series A Junior Debentures. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Series A Junior Debentures or portion of the Series A Junior Debentures if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Series A Junior Debentureholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received in writing by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Series A Junior Debentureholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Series A Junior Debentureholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        Section 9.05    Notation on or Exchange of Serie     A Junior Debentures. If an amendment changes the terms of a Series A Junior Debenture, the Trustee may require the Holder of the Series A Junior Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Series A Junior Debenture regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Series A Junior Debenture shall issue and the Trustee shall authenticate a new Series A Junior Debenture that reflects the changed terms. Failure to make the appropriate notation or to issue a new Series A Junior Debenture shall not affect the validity of such amendment.

        Section 9.06    Trustee To Sign Amendments.    The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

        Section 9.07    Payment for Consent.    Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to obtaining any consent, waiver or amendment of, or direction in respect of, any of the terms or provisions of this Indenture or the Series A Junior Debentures, unless such consideration is offered or agreed to be paid, and paid, to all Holders which so consent, waive, agree or direct in the timeframe set forth in solicitation documents relating to such consent, waiver, agreement or direction.

Article 10
Subordination

        Section 10.01    Agreement To Subordinate.    The Company agrees, and each Series A Junior Debentureholder by accepting a Series A Junior Debenture agrees, that the Indebtedness evidenced by the Series A Junior Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Series A Junior Debentures shall in all respects rank pari passu with all other Junior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Series A Junior Debentures in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

        Section 10.02    Liquidation, Dissolution, Bankruptcy.    Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a winding up, bankruptcy, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities, insolvency, receivership or similar proceeding relating to the Company or its property:

  (1)
  holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Series A Junior Debentureholders shall be entitled to receive any direct or indirect payment on account of principal of or interest on the Series A Junior Debentures; and

  (2)
  until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Series A Junior Debentureholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Series A Junior Debentureholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Series A Junior Debentures.

        Section 10.03    Default on Senior Indebtedness.    The Company may not pay the principal of or interest on the Series A Junior Debentures or make any deposit pursuant to Article 8 and may not repurchase, redeem or otherwise retire any Series A Junior Debentures (collectively, "pay the Series A Junior Debentures") if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on Senior Indebtedness occurs which results in the maturity of such Senior Indebtedness being accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Series A Junior Debentures without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Series A Junior Debentures for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Series A Junior Debentures after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults that may exist or occur with respect to Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided, further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        Section 10.04    Acceleration of Payment of Series A Junior Debentures.    If payment of the Series A Junior Debentures is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness (or their Representative) of the acceleration. If any Senior Indebtedness is outstanding, the Company may not pay the Series A Junior Debentures until five Business Days after such holders or the Representative of the Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Series A Junior Debentures only if this Article 10 otherwise permits payment at that time.

        Section 10.05    When Distribution Must Be Paid Over.    If a distribution is made to Series A Junior Debentureholders that because of this Article 10 should not have been made to them, the Series A Junior Debentureholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        Section 10.06    Subrogation.    After all Senior Indebtedness of the Company is paid in full and until the Series A Junior Debentures are paid in full, Series A Junior Debentureholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Series A Junior Debentureholders is not, as between the Company and Series A Junior Debentureholders, a payment by the Company on such Senior Indebtedness.

        Section 10.07    Relative Rights.    This Article 10 defines the relative rights of Series A Junior Debentureholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

  (1)
  impair, as between the Company and Series A Junior Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on and liquidated damages in respect of, the Series A Junior Debentures in accordance with their terms; or

  (2)
  prevent the Trustee or any Series A Junior Debentureholder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Series A Junior Debentureholders.

        Section 10.08    Subordination May Not Be Impaired by Company.    No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Series A Junior Debentures shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

        Section 10.09    Rights of Trustee and Paying Agent.    Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Series A Junior Debentures and shall not be charged with knowledge of the existence of acts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

        The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

        Section 10.10    Distribution or Notice to Representative.    Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative, if any.

        Section 10.11    Article 10. Not To Prevent Events of Default or Limit Right To Accelerate.    The failure to make a payment pursuant to the Series A Junior Debentures by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Series A Junior Debentureholders or the Trustee to accelerate the maturity of the Series A Junior Debentures.

        Section 10.12    Trust Moneys Not Subordinated.    Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 for the payment of principal of and interest on the Series A Junior Debentures shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Series A Junior Debentureholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

        Section 10.13    Trustee Entitled To Rely.    Upon any payment or distribution pursuant to this Article 10, the Trustee and the Series A Junior Debentureholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Series A Junior Debentureholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

        Section 10.14    Trustee To Effectuate Subordination.    Each Series A Junior Debentureholder by accepting a Series A Junior Debenture authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Series A Junior Debentureholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

        Section 10.15    Trustee Not Fiduciary for Holders of Senior Indebtedness.    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Series A Junior Debentureholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

        Section 10.16    Reliance by Holders of Senior Indebtedness on Subordination Provisions.    Each Series A Junior Debentureholder by accepting a Series A Junior Debenture acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Series A Junior Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

        Section 10.17    Trustee's Compensation Not Prejudiced.    Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

Article 11
Miscellaneous

        Section 11.01    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        Section 11.02    Notices.    Any notice or communication shall be in writing and, unless first-class mail shall be specifically permitted for such notices under the terms hereof, shall be deemed to have been given upon personal delivery thereof, upon transmittal of such notice by telecopy (with confirmation of receipt by telecopy or telex) or five days after transmittal by registered or certified mail, postage prepaid, addressed as follows:

if to the Company:	Magellan Health Services, Inc. 6950 Columbia Gateway Drive Suite 400 Columbia, MD 21046 Attention of: Treasurer
with a copy to:	King & Spalding 191 Peachtree Street, N.E. Atlanta, GA 30303 Attention of: Philip A. Theodore
if to the Trustee:

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Series A Junior Debentureholder shall be mailed to the Series A Junior Debentureholder at the Series A Junior Debentureholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Series A Junior Debentureholder or any defect in it shall not affect its sufficiency with respect to other Series A Junior Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; except that notices or communications to the Trustee shall be effective only upon receipt.

        Section 11.03    Communication by Holders with Other Holders.    Series A Junior Debentureholders may communicate pursuant to TIA Section 312(b) with other Series A Junior Debentureholders with respect to their rights under this Indenture or the Series A Junior Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        Section 11.04    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

  (1)
  an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

  (2)
  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants) have been complied with.

        Section 11.05    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

  (1)
  a statement that the individual making such certificate or opinion has read such covenant or condition;

  (2)
  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (3)
  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (4)
  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        Section 11.06    When Series A Junior Debentures Disregarded.    In determining whether the Holders of the required principal amount of Series A Junior Debentures have concurred in any direction, waiver or consent and in connection with any vote of Holders, Series A Junior Debentures owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Series A Junior Debentures which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Series A Junior Debentures outstanding at the time shall be considered in any such determination.

        Section 11.07    Rules by Trustee, Paying Agent and Registrar.    The Trustee may make reasonable rules for action by or a meeting of Series A Junior Debentureholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        Section 11.08    Reacquired Series A Junior Debentures.    Any Series A Junior Debentures redeemed, purchased or otherwise acquired by the Company, directly or indirectly, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof (and shall not be deemed to be outstanding for any purpose).

        Section 11.09    Enforcement.    Any registered Holder of Series A Junior Debentures may proceed to protect and enforce its rights and the rights of such Holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Indenture or in the aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 11.10    Transfer Taxes.    Except as otherwise agreed upon pursuant to the terms of this Indenture, the Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Common Stock, Series A Junior Debentures or capital stock on conversion or exchange of, Series A Junior Debentures pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issue or transfer and delivery of any certificate for Common Stock, Series A Junior Debentures or other securities or property in a name other than that in which the of Common Stock or Series A Junior Debentures so converted or exchanged, or on account of which such securities were issued, were registered and no such issue or delivery shall be made unless and until such Person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid or is not payable.

        Section 11.11    Record Dates.    In the event that the Series A Junior Debentures shall be registered under the Securities Act or the Exchange Act, the Company shall establish appropriate record dates with respect to payments and other actions to be made with respect to the Series A Junior Debentures.

        Section 11.12    Legal Holidays.    A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date (other than an Interest Payment Date) is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        Section 11.13    GOVERNING LAW.    THIS INDENTURE AND THE SERIES A JUNIOR DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 11.14    No Personal Liability of Directors, Officers, Employees and Stockholders.    No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the Series A Junior Debentures or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Series A Junior Debentureholder by accepting a Series A Junior Debentures waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series A Junior Debentures.

        Section 11.15    Successors.    All agreements of the Company in this Indenture and the Series A Junior Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        Section 11.16    Multiple Originals.    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        Section 11.17    Severability.    In case any provision of this Indenture or in the Series A Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 11.18    Table of Contents; Headings.    The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MAGELLAN HEALTH SERVICES, INC.
By:
Name:
Title:
____________________________________, as Trustee,
By:
Name:
Title:

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  Exhibit 4(i)